Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 2 to the Registration Statement on Form F-1 of our report dated September 19, 2005 relating to the financial statements and financial statement schedule of Pharmaxis Ltd, which appear in such Registration Statement. We also consent to the references to us under the heading “Experts” in such Amendment No. 2 to the Registration Statement.

PricewaterhouseCoopers

Sydney Australia

October 28, 2005.